S.E.Clark & Company, P.C.

Registered Firm: Public Company Accounting Oversight Board

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 31, 2008, accompanying the financial statements of United Mines, Inc. included in form S-1 for the periods and years ended December 31, 2007 and 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of United Mines, Inc. on Form S-1 to be filed with the U.S. Securities and Exchange Commission.

/s/ S.E.Clark & Company, P.C.

December 29, 2008
Tucson, Arizona

744 N. Country Club Road, Tucson, AZ 85716 (520) 323-7774 Fax 323-8174 seclarkcpa@aol.com